UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
__________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 7, 2015

Sprint Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-04721	46-1170005
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6200 Sprint Parkway
Overland Park, Kansas 66251
(Address of Principal Executive Offices, Including Zip Code)

(855) 848-3280
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Employment Agreement

On August 7, 2015, Sprint Corporation (the “Company” or “Sprint”) entered into an amended and restated employment agreement (the “Amendment”) with Marcelo Claure, the Company’s Chief Executive Officer (the “Agreement”). The Amendment provides that the initial term of the Agreement be extended from August 18, 2015 until May 31, 2019 (the “Initial Term”). In addition, the Amendment provides that, in exchange for a special equity award that can be earned only upon a sustained and significant increase in the price of Sprint stock, Mr. Claure will receive no increase in base salary or short-term incentive bonus opportunity during the Initial Term, and will receive no awards under the long-term incentive plans for 2016, 2017 and 2018. Furthermore, if the Company terminates Mr. Claure’s employment with Sprint without cause upon non-renewal of his Agreement at the end of the Initial Term, he will not be entitled to the severance benefits provided for in Section 9 of the Agreement.

On August 7, 2015, and as provided for in the Amendment, the Company granted a special incentive award in the form of restricted stock units (“RSUs”) covering 10 million shares of Company common stock (the “Turnaround Incentive Award Grant”).

The foregoing summary of the material terms of the Amendment is qualified in its entirety by the full terms of the Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Turnaround Incentive Award Grant

The RSUs covered by the Turnaround Incentive Award Grant will be earned (the “Earned Shares”) upon the achievement of specified volume-weighted average prices of the Company common stock during regular trading on the NYSE over any 150-calendar day period during a four-year period from June 1, 2015 through May 31, 2019 (the “Performance Period”). In order to earn 100 percent of the 10 million RSUs, this volume-weighted average price must be at least $8.00 during the Performance Period (the “Target Stock Price”). If the volume-weighted average stock price during the Performance Period exceeds the Target Stock Price by a certain determined higher price level, the Earned Shares may be in excess of 10 million shares (capped at 120%). If the volume-weighted average stock price during the Performance Period is lower than the Target Stock Price by a certain determined lower price level, the Earned Shares may be lower than the Turnaround Incentive Award Grant, and below a threshold price level, the award will be forfeited in its entirety.
If the Target Stock Price or other specified stock prices are attained, the Earned Shares will vest 50% on the fourth anniversary of the grant date and 50% on the fifth anniversary. In the event of Mr. Claure’s involuntary termination without cause, death or disability prior to the vesting dates, he can receive a pro rata payout of the Earned Shares depending on the price target achieved. The RSUs were granted under the Company’s 2015 Omnibus Incentive Plan.

Item 9.01.     Financial Statements and Exhibits.

(d)     Exhibits

Exhibit	Description
10.1	Amended and Restated Employment Agreement, entered into on August 7, 2015, by and between Sprint Corporation and R. Marcelo Claure.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2015	Sprint Corporation
By: /s/ Timothy P. O’Grady Corporate Secretary

EXHIBIT INDEX

Exhibit	Description
10.1	Amended and Restated Employment Agreement, entered into on August 7, 2015, by and between Sprint Corporation and R. Marcelo Claure.